                                                                    EXHIBIT 4.15

                              FOURTH AMENDMENT TO
                  FIRST AMENDED AND RESTATED CREDIT AGREEMENT

       Reference is made to that certain First Amended and Restated Credit Agreement dated as of July 23, 1993, as amended by the First Amendment to First Amended and Restated Credit Agreement dated as of April 7, 1994, the Second Amendment to First Amended and Restated Credit Agreement dated as of June 13, 1995 and the Third Amendment to First Amended and Restated Credit Agreement dated as of November 15, 1995 (as so amended, the "Credit Agreement"), by and among Holly Corporation ("Borrower"), Navajo Refining Company ("Navajo"), Holly Petroleum, Inc. ("Holly Petroleum"), Navajo Pipeline Co. ("Navajo Pipeline"), Navajo Holdings, Inc. "Navajo Holdings"), Lea Refining Company ("Lea, Navajo Western Asphalt Company ("Navajo Western"), Montana Refining Company, a Partnership ("Montana") and Navajo Crude Oil Marketing Company ("Navajo
Crude") (Navajo, Holly Petroleum, Navajo Pipeline, Navajo Holdings, Lea, Navajo Western and Navajo Crude collectively referred to herein as "Guarantors"), NationsBank of Texas,. N.A., as Agent ("Agent"), and NationsBank of Texas, N.A., Banque Paribas, The First National Bank of Boston, and The Bank of Nova Scotia (collectively, "Lenders"). Capitalized terms used herein shall have the meanings given them in the Credit Agreement.

       The parties hereto desire to amend the Credit Agreement for the purposes expressed herein.

       In consideration of the mutual covenants and agreements contained herein and in the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

       1. Definitions. The definition of "Maturity Date" in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

                       "Maturity Date. November 1, 1997."

       2. Representations and Warranties of Related Persons. In order to induce each Lender to enter into this Amendment, Borrower represents and warrants as to itself and each other Related Person, and each other Related Person represents and warrants as to itself, to each Lender that:

              a.       The representations and warranties contained in Section
       5.1 of the Credit Agreement are true and correct at and as of the time of the effectiveness hereof.

              b. Each of Borrower, each Guarantor and Montana is duly authorized to execute and deliver this Amendment, and Borrower is and will continue to be duly authorized to borrow monies and to perform its obligations under the Credit Agreement. Each of Borrower, each Guarantor and Montana has duly taken all corporate or partnership action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of its obligation hereunder.

              c. The execution and delivery by each of Borrower, each Guarantor and Montana of this Amendment does not and will not conflict with any provision of law, statute, rule or regulation or of any of its organizational documents, or of any material agreement, judgment, license, order or permit applicable to or binding upon it, or result in the creation of any lien, charge or encumbrance upon any assets or properties or any of its assets. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by any of Borrower, any Guarantor or Montana of this Amendment.

              d. When duly executed and delivered, this Amendment will be a legal and binding obligation of Borrower, Guarantors and Montana enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

       3. Ratification of Documents. The Credit Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to refer to this Amendment also. The execution. delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement, the Notes or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document. Each Guarantor hereby consents to the provisions of this Amendment, and hereby ratifies and confirms the Guaranty, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

       4. Loan Documents. This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

       5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

       6. Counterparts. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

               THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

               THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment to be effective as May 14, 1997.



                                        HOLLY CORPORATION,
                                        a Delaware corporation


                                        By: /s/ HENRY A. TEICHHOLZ
                                           -----------------------------------
                                           NAME: Henry A. Teichholz
                                           Title: Vice President, Treasurer
                                                  and Controller


                                        NAVAJO REFINING COMPANY,
                                        a Delaware corporation


                                        By: /s/ HENRY A. TEICHHOLZ
                                           -----------------------------------
                                           NAME: Henry A. Teichholz
                                           Title: Vice President and Treasurer


                                        NAVAJO PIPELINE CO.,
                                        a Delaware corporation


                                        By: /s/ HENRY A. TEICHHOLZ
                                           -----------------------------------
                                           NAME: Henry A. Teichholz
                                           Title: Vice President and Treasurer



                                        NAVAJO HOLDINGS, INC.,
                                        a New Mexico corporation


                                        By: /s/ HENRY A. TEICHHOLZ
                                           -----------------------------------
                                           NAME: Henry A. Teichholz
                                           Title: Vice President and Treasurer

                                        HOLLY PETROLEUM, INC.,
                                        A Delaware corporation



                                        By: /s/ HENRY A. TEICHHOLZ
                                            -----------------------------------
                                            Name:  Henry A. Teichholz
                                            Title: Vice President and Treasurer



                                        LEA REFINING COMPANY,
                                        a Delaware corporation



                                        By: /s/ HENRY A. TEICHHOLZ
                                            -----------------------------------
                                            Name:  Henry A. Teichholz
                                            Title: Vice President and Treasurer



                                        NAVAJO WESTERN ASPHALT COMPANY,
                                        a New Mexico corporation



                                        By: /s/ HENRY A. TEICHHOLZ
                                            -----------------------------------
                                            Name:  Henry A. Teichholz
                                            Title: Vice President and Treasurer



                                        MONTANA REFINING COMPANY, A PARTNERSHIP, a Montana general partnership

                                        By: Navajo Northern, Inc., its General
                                            Partner and a Nevada corporation



                                        By: /s/ HENRY A. TEICHHOLZ
                                            -----------------------------------
                                            Name:  Henry A. Teichholz
                                            Title: Vice President and Treasurer

                                        By:
                                           --------------------------
                                           Name:
                                           Title:


                                        NATIONSBANK OF TEXAS, N.A.,
                                        as Agent


                                        By: /s/ DALE T. WILSON
                                           --------------------------
                                           Name: Dale T. Wilson
                                           Title: Vice President



                                        BANQUE PARIBAS


                                        By: /s/ MARIAN LIVINGSTON
                                           --------------------------
                                           Name: Marian Livingston
                                           Title: Vice President


                                        By: /s/ BARTON D. SCHOUEST
                                           --------------------------
                                           Name: Barton D. Schouest
                                           Title: Group Vice President


                                        Bank Boston N.A. F/K/A
                                        THE FIRST NATIONAL BANK OF
                                        BOSTON


                                        By: /s/ J. R. VAUGHAN, JR.
                                           --------------------------
                                           Name: J. R. Vaughan, Jr.
                                           Title: Director
                                                  Energy & Utilities

                                        THE BANK OF NOVA SCOTIA



                                        By: /s/ F.C.H. ASHBY
                                            ----------------
                                            Name:  F.C.H. Ashby
                                            Title: Senior Manager
                                                   Loan Operations



                                        NATIONSBANK OF TEXAS, N.A.



                                        By: /s/ DALE T. WILSON
                                            ------------------
                                            Name:  Dale T. Wilson
                                            Title: Vice President